RAW MATERIALS  INVENTORY PURCHASE  AGREEMENT (the "Agreement"),  dated this
13th day of December, 2004, effective as of the close of business on the 10th day of December, 2004 (the "Effective Time"), by and between GREEN
MANUFACTURING, INC., a Delaware corporation ("Green") and ROSENBOOM MACHINE & TOOL, INC., an Iowa corporation ("RMT").

                                R E C I T A L S:
                                ---------------

     WHEREAS, Green and RMT have executed and delivered that certain Asset Purchase Agreement, of even date, effective as of the Effective Time, among each of Green, RMT and P&F Industries, Inc. (the "APA"), pursuant to which, among other things, RMT has acquired certain assets from Green previously used by Green in the operation of Green's Hydraulic Cylinder Division (the "Division").

     WHEREAS, Green desires to sell, and RMT desires to purchase, certain inventory of Green on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, Green and RMT hereby agree as follows:

     1. Inventory. For and in consideration of the payment of the Purchase Price, and the delivery of the Note and the Letter of Credit, as such terms are defined in Section 3 below, Green hereby sells, assigns, transfers, conveys and delivers to RMT, and RMT hereby purchases and accepts from Green, on the terms and conditions set forth in this Agreement (the "Sale"), all of Green's right, title and interest in and to certain Inventory, as hereinafter defined. For purposes of this Agreement, "Inventory" shall mean certain items of inventory used in connection with the operation of the Division, consisting of raw materials, components, supplies, manufactured products and other goods as set forth on Schedule 1 attached hereto and made a part hereof. Schedule 1 sets forth an itemized listing of the Inventory, including, but not limited to, item description, quantity available, part number and purchase price with respect to each unit of Inventory.

     2. Possession; Condition. RMT acknowledges that, as of the Effective Time, it has taken exclusive possession of the Inventory from Green at RMT's Bowling Green, Ohio facility, located at 1032 South Maple Street, and RMT has accepted possession thereof. RMT further acknowledges that it has inspected the Inventory, and that each item of Inventory conforms in all respects to the description thereof set forth on Schedule 1, and meets the Inventory Condition Standard, as hereinafter defined. For purposes of this Agreement, the "Inventory Condition Standard" means that the subject Inventory is merchantable and in good condition and in all respects satisfactory.

     3. Payment.
        -------

          (a) The purchase price for the Inventory conveyed hereunder is Six Hundred Eighty-Five Thousand Nine Hundred Twelve and Fifty-Seven One-Hundredths ($685,912.57) Dollars (the "Purchase Price"). The Purchase Price is being paid by the execution and delivery by RMT to Green, simultaneously with the execution and delivery of this Agreement, of a promissory note in the original principal amount of the Purchase Price, in the form attached as Exhibit A hereto (the "Note").

          (b) To secure the full and timely payment of the Note pursuant to the terms and conditions thereof, RMT is delivering to Green, simultaneously with the execution and delivery of this Agreement, an irrevocable standby letter of credit in favor of Green, issued by Security State Bank, in the form attached as Exhibit B hereto (the "Letter of Credit").

     4. NO WARRANTY; LIMITATION OF LIABILITY.
        ------------------------------------

          (a) GREEN HAS NOT MADE AND DOES NOT MAKE ANY GUARANTEES, REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, NON-INFRINGEMENT, OR THE DESIGN, QUALITY, CAPACITY OR CONDITION OF THE INVENTORY. GREEN EXPRESSLY DISAVOWS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IT BEING AGREED THAT NO DEFECT, EITHER PATENT OR LATENT, SHALL RELIEVE RMT OF ITS OBLIGATIONS HEREUNDER. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, RMT AGREES THAT GREEN AND ANY SUCCESSOR OR ASSIGNEE OF GREEN SHALL NOT BE LIABLE FOR SPECIFIC PERFORMANCE OR ANY LIABILITY, LOSS, DAMAGE OR EXPENSE OF ANY KIND IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY NATURE, LOST PROFITS, LOSS OF USE, INTERRUPTION OF BUSINESS, OR FOR ANY CLAIM OR DEMAND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, EVEN IF GREEN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN THE EVENT THAT THE LIMITATION OF LIABILITY SET FORTH IN THE FOREGOING SENTENCE SHALL, FOR ANY REASON, BE FOUND BY A COURT OF COMPETENT JURISDICTION TO BE UNENFORCEABLE, THE PARTIES AGREE THAT IN SUCH EVENT THE AGGREGATE LIABILITY IN DAMAGES OR OTHERWISE OF GREEN, OR ANY SUCCESSOR OR ASSIGNEE OF GREEN, IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED THE PAYMENT, IF ANY, RECEIVED BY GREEN (OR ANY SUCCESSOR OR ASSIGNEE OF GREEN, AS APPLICABLE) FOR THE UNIT OF INVENTORY SUPPLIED OR TO BE SUPPLIED HEREUNDER WHICH IS THE SUBJECT OF THE RELEVANT CLAIM OR DISPUTE.

          (b) Nothing in this Section 4 shall limit, in any way, Green's obligation, pursuant to the APA and any and all other documents, instruments and agreements to be executed by the parties hereto in connection with said APA, to fully reimburse, indemnify, and hold harmless RMT from any and all product liability claims relating to products manufactured by Green, but only to the extent expressly set forth therein.

     5. Compliance. RMT shall be solely responsible for complying with all applicable law, ordinances, rules and regulations (individually and collectively, "Applicable Law") relating to the operations of the Division, the terms of, and the transactions contemplated by, this Agreement, and the obligations of RMT in connection therewith, including, but not limited to, Applicable Law with respect to the possession, storage, sale, distribution, shipment, export, use, modification, maintenance, repair or warranty of the Inventory and any products thereof, and invoicing, payment and collections with respect thereto.

     6. Representations and Warranties of RMT. RMT hereby represents and warrants to Green as follows:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and it has qualified to do business as a foreign corporation in the jurisdictions, if any, outside of such state, in which it does business and is required to so qualify.

          (b) It has full corporate power and authority to execute and deliver this Agreement, and to perform the duties and responsibilities contemplated hereby.

          (c) The execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors, and no other corporate approvals are necessary.

          (d) Neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its Articles of Incorporation or By-Laws or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or
(ii) violate any order, judgment, writ, injunction or decree applicable to it.

     7. Representations and Warranties of Green. Green hereby represents and warrants to RMT as follows:

          (a) It is a company duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation, and it has qualified to do business as a foreign company in the jurisdictions, if any, outside of such state or jurisdiction, in which it does business and is required to so qualify.

          (b) It has full corporate power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby.

          (c) The execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors, and no other corporate approvals are necessary.

          (d) Neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its charter documents or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

          (e) Green owns the Inventory, free and clear of any and all options, rights, pledges, mortgages, security interests, liens, charges, burdens, servitudes and other encumbrances (collectively, an "Encumbrance") whatsoever, other than the Encumbrance of Citibank, N.A., which is being released contemporaneously herewith.

     8. Term; Survival. The provisions of this Agreement shall expire upon the full and complete performance of the obligations of the parties hereunder and under the Note. Notwithstanding any other provision of this Section 8 to the contrary, any provision of this Agreement that by its terms is to be performed by RMT after the term of this Agreement shall survive the expiration of this Agreement, including, but not limited to, Section 9 hereof.

     9. Indemnification. From and after the Effective Time, RMT, will reimburse, indemnify and hold harmless Green and its officers, directors, employees, consultants, representatives and its and their respective successors and assigns (an "Indemnified Party") against and in respect of:

          (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by an Indemnified Party that result from, relate to or arise out of:

               (i) any and all liabilities and obligations of RMT of any kind, nature and description whatsoever, fixed or contingent, inchoate or otherwise;

               (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Party that relate to RMT, and/or which result from or arise out of any action or inaction of RMT or any director, officer, employee, shareholder, agent or representative of RMT and/or relate to the performance of any of the foregoing under this Agreement and/or with respect to the transactions contemplated hereunder; provided, however, that RMT shall not be liable to any Indemnified Party unless and until the amounts due such party under this Section 9(a)(ii) exceed Ten Thousand ($10,000) Dollars, and then only for amounts in excess thereof; and

               (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of RMT under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Green pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

          (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, but not limited to, reasonable legal fees) incident to any of the foregoing or to the enforcement of this Section 9.

          (c) this Section 9 shall survive the expiration or termination of this Agreement.

     10. WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THIS AGREEMENT AND THE RELATIONSHIPS THEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

     11. Miscellaneous.
         -------------

          (a) Each party to this Agreement shall pay its own expenses incidental to the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, the fees and expenses of their respective legal counsel and accountants.

          (b) Any and all notices, demands or other communications or deliveries permitted or required to be given pursuant to this Agreement shall be in writing and deemed given when personally delivered or three days after deposit in the United States mail, postage prepaid, sent certified or registered and addressed as follows:

                  (i)  If to RMT:

                       Rosenboom Machine & Tool, Inc.
                       1530 Western Avenue
                       Sheldon, Iowa 51201

                  (ii) If to Green:

                       Green Manufacturing, Inc.
                       c/o P&F Industries, Inc.
                       300 Smith Street
                       Farmingdale, New York 11735
                       Attention: Chief Financial Officer

or to such other address or person as hereafter shall be designated in writing by the applicable party in accordance with this Section 11(b).

          (c) This Agreement and the exhibits and schedules hereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matter hereof. All exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

          (d) No amendment, waiver, change, or modification of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed by the parties to be charged. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provision shall remain in full force and effect.

          (e) In the event any provision of this Agreement is held invalid, illegal, or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable, and, if, for any reason, a court finds that any provision of this Agreement is invalid, illegal, or unenforceable as written, but that by limiting such provision it would become valid, legal, and enforceable, then such provision shall be deemed to be written and shall be construed and enforced as so limited.

          (f) This Agreement shall be construed in accordance with, and governed by, the laws of the State of Ohio, excluding choice of law principles thereof. RMT hereby irrevocably and unconditionally: (i) consents and submits for itself and its property in any action relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the federal courts located within the Northern District of Ohio and state courts located within the County of Wood in the State of Ohio; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;
(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to RMT at its address set forth in Section 11(b) of this Agreement or at such other address of which the sender shall have been previously notified in writing and in accordance with
Section 11(b), and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

          (g) This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

          (h) The titles or captions of paragraphs and/or sections in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

          (i) Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine, or neuter gender, according to the context.

          (j) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and assigns), any rights, remedies, obligations, or liabilities.

          (k) RMT agrees that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued without the advance approval of both the form and substance of the same by Green and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed. The parties agree further that the terms of this Agreement shall be divulged only to such of their employees and representatives who shall have a "need to know", unless such terms have been publicly released in accordance with the provisions hereof.

          (l) The rights of Green under the various provisions of this Agreement, including, but not limited to the indemnification provisions of
Section 9, are independent and nonexclusive, and shall not in any way limit any right or remedy available to Green under any other provision of this Agreement, at law, in equity or otherwise, with respect to the breach of any provision of this Agreement by RMT, including, but not limited to, any representation, warranty, agreement or covenant of RMT contained herein.


                      [Signatures appear on following page]
                       -----------------------------------

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and cause the same to be delivered on their behalf as of the date first above written.

                                        ROSENBOOM MACHINE & TOOL, INC.


                                        By: /s/ Brian Rosenboom
                                           --------------------------------
                                           Brian Rosenboom, Vice President

                                        GREEN MANUFACTURING, INC.



                                        By: /s/ Joseph A. Molino, Jr.
                                           ---------------------------------
                                           Joseph A. Molino, Jr., Vice President

                        Index to Schedules and Exhibits

     Schedule 1 - Raw Material Inventory
     Exhibit A  - Promissory Note
     Exhibit B  - Letter of Credit